UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

ANGSTROM MICROSYSTEMS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52661
(Commission File Number)

N/A
(IRS Employer Identification No.)

25 Drydock Avenue, 7th Floor, Boston, MA 02210
(Address of principal executive offices and Zip Code)

617-695-0137 Ext 11
Registrant's telephone number, including area code

ANGSTROM TECHNOLOGIES CORP.
228 Bonis Avenue, #PH3, Scarborough, ON M1T 3W4
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Effective May 2, 2008, we appointed Lalit Jain as our President. Mr. Jain is presently our Chief Executive Officer and member of the board of directors. Alpha Pang remains as Chief Financial Officer, Secretary, Treasurer and member of the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 21, 2008, we changed our name from “Angstrom Technologies Corp.” to “Angstrom Microsystems Corp.”. The name change has been effected pursuant to a merger with our wholly owned subsidiary Angstrom Microsystems Corp. which was incorporated specifically for this purpose. We have changed the name of our company to better reflect the proposed future direction and business of our company.

Item 7.01 Regulation FD Disclosure

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on May 2, 2008 under the new stock symbol “AGMS”. Our new CUSIP number is 035205 103.

Item 9.01 Financial Statements and Exhibits

3.01	Articles of Merger filed with the Nevada Secretary of State on April 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGSTROM MICROSYSTEMS CORP.

/s/ Alpha Pang
Alpha Pang
Chief Financial Officer and Director

May 2, 2008